UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THIRD COAST BANCSHARES, INC.
(Exact name of Registrant as Specified in Its Charter)

Texas	46-2135597
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

20202 Highway 59 North, Suite 190
Humble, Texas	77338
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $1.00 per share	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Third Coast Bancshares, Inc., a Texas corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) in connection with the transfer of the listing of the Registrant’s Common Stock, par value $1.00 per share (the “Common Stock”), from The Nasdaq Stock Market LLC to the NYSE Texas, Inc.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Stock being registered hereunder, reference is made to the information set forth under the heading “Description of Registrant’s Securities” in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 5, 2025, which information is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE Texas, Inc., and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THIRD COAST BANCSHARES, INC.

Date:	September 24, 2025	By:	/s/ R. John McWhorter
R. John McWhorter Chief Financial Officer